UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2013

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

At a regular meeting of the board of directors of Premier Financial Bancorp, Inc. ("Premier"), a Kentucky corporation and bank holding company, held March 20, 2013, the board of directors, acting pursuant to the recommendation of its compensation committee, approved the grant of incentive stock options to the following executive officers in the amounts set forth opposite their name:

Officer	Title	Number of Shares Subject to Option
Brien M. Chase	Senior Vice President and Chief Financial Officer	5,000
Dennis J. Klingensmith	Senior Vice President	3,000
Scot A. Kelley	Vice President and Chief Credit Officer	2,500
Katrina Whitt	Vice President, Human Resources	2,000

The options vest and become exercisable in 3 equal annual installments at each of March 20, 2014, 2015 and 2016, and expire 10 years from date of grant.  The option exercise price is $11.39. All grants were made pursuant to Premier's 2012 Long Term Incentive Plan, which is incorporated herein by reference from Premier's Form 10-K for the year ended December 31, 2011 and pursuant to form of stock option agreement.

The form of stock option agreement is attached as Exhibit 10.1 to this Current Report.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      (e) The description under “Item 1.01 Entry into a Material Definitive Agreement” title of this Current Report on form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 10.1 – Form of Stock Option Agreement pursuant to Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: March 21, 2013                                               Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Option Agreement pursuant to Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan.